UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CEMPRA HOLDINGS, LLC

(to be converted into Cempra, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	26-2644445
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

6340 Quadrangle Drive, Suite 100, Chapel Hill, North Carolina 27517-8149

(Address of principal executive offices)(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177261 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Cempra Holdings, LLC (the “Registrant”) hereby incorporates by reference the description of its Common Stock, par value $0.001 per share, to be registered hereunder contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-177261), as amended (the “Registration Statement”), initially filed with the Securities and Exchange Commission on October 12, 2011, and in any form of prospectus included in the Registration Statement subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CEMPRA HOLDINGS, LLC

Date: January 24, 2012	By:	/s/ Mark W. Hahn
Name: Mark W. Hahn
Title: Executive Vice President and Chief Financial Officer